AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent (“Consent”) is made and entered into as of March 13, 2014, by and among American Graphite Technologies Inc., a Nevada corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”).  Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company and Purchasers identified and in the amounts set forth on Schedule A entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Transaction Documents (“Transaction Documents”) dated as of September 9, 2013; and

WHEREAS, the Company issued to the Purchasers Common Stock and Warrants (the “Warrants”) pursuant to the terms of the Securities Purchase Agreement; and

WHEREAS, the Company intends to sell for $300,000 of Common Stock and Warrants (the “Proposed Offering”), which shall have terms nearly identical to those in the Securities Purchase Agreement and Transaction documents, except that (i) the Per Share Purchase Price shall be $0.08 and the Warrant Exercise Price shall be $0.15; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchaser agree to the following modifications to the Transaction Documents and waivers which modifications and waivers shall be effective only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Purchasers hereby agree as follows:

1.           The definition of Exempt Issuance shall be amended to include the Proposed Offering, all Common Stock and Common Stock Equivalents issuable in connection with or pursuant to the Proposed Offering and all rights granted to the Offering investors in connection with and pursuant to the Proposed Offering including but not limited to any future rights granted to the Offering investors in connection with the Proposed Offering.

2.           The Company hereby, effective immediately, reduces the Exercise Price of the Warrants issued to the Purchasers pursuant to the Securities Purchase Agreement, from $0.30 to $0.0724, and the Purchasers hereby consent to such reduction.  Such reduction is included in the definition of Exempt Issuance.  The Purchasers further agree that the Exercise Price of any Warrants that may be issued pursuant to Section 2.4 of the Securities Purchase Agreement will not be reduced by virtue of the foregoing reduction of the Exercise Price. Such reduction of the Exercise Price will be deemed a reduction in connection with a Dilutive Issuance (as defined in the Warrants) and the number of Warrant Shares that may be purchased upon exercise of the Warrants will be increased in the manner set forth in Section 3. b) of the Warrants.

3.           In connection with the Proposed Offering, the Purchasers waive the prohibition on the Company from entering into a Variable Rate Transaction as defined in Section 4.20 of the Securities Purchase Agreement.

4.           The effective date of this Consent is immediately upon the closing of the Proposed Offering.

5.           Each of the parties executing this Consent represent to the other signatories herewith that it remains the holder of all of the Securities issued to it by the Company and in the amounts set forth on Schedule A hereto.

6.           This Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

7.           This Consent will be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of law.

8.           This Consent and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

9.           The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

10.           This Consent shall be included in the definition of Transaction Documents.

11.           Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise.  This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

AMERICAN GRAPHITE TECHNOLOGIES INC.
the “Company”

By:_______________________________________

“PURCHASER”

ALPHA CAPITAL ANSTALT	BARRY HONIG

By:
Name: Title:

SANDOR CAPITAL MASTER FUND
VERGE CONSULTING LLC

By:	By:
Name: Title:	Name: Title:

HUDSON BAY MASTER FUND LTD.

By:
Name: Title:

SCHEDULE A CONSENT

PURCHASER	SUBSCRIPTION AMOUNT	SHARES	WARRANTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 01141714773504	$250,000.00	1,666,667	1,666,667
BARRY HONIG 4400 Biscayne Blvd., #850 Miami, FL 33137	$100,000.00	666,667	666,667
VERGE CONSULTING LLC 511 SE 5th Avenue, #613 Ft. Lauderdale, FL 33301	$50,000.00	333,333	333,333
SANDOR CAPITAL MASTER FUND 2828 Routh Street, Suite 500 Dallas, TX 75201	$105,000.00	700,000	700,000
HUDSON BAY MASTER FUND LTD. 777 Third Avenue, 30th Floor New York, NY 10017 investments@hudsonbaycapital.com	$95,000.00	633,333	633,333
TOTALS	$600,000.00	4,000,000	4,000,000